UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 10, 2016

Creative Waste Solutions, Inc
(Exact name of registrant as specified in its charter)

Nevada	333-140299	98-0425627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1440 NW 1st Court, Boca Raton, Florida	33432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (561)-943-5970

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)	On November 10, 2016, Creative Waste Solutions, Inc. (the “Company”), with the approval of its Board of Directors, sent a letter to MaloneBailey, LLP in which the Company terminated the client-auditor relationship between the company and MaloneBailey LLP.

There were no disagreements or adverse opinion on the reports issued by MaloneBailey LLP for either of the Company’s most recent two fiscal years end (September 30, 2014 and September 30, 2015) and through October 12, 2016 (as defined in Item 304 of Regulation S-K) with MaloneBailey, LLP on any matter of accounting principles, practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MaloneBailey LLP would have caused it to make reference in connection with its opinion to the subject matter of the disagreement. The report of MaloneBailey LLP did state that there was substantial doubt about the Company’s ability to continue as a going concern as well as the Company's disclosure of controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) being not effective for the year end periods ended September 30, 2014 and September 30, 2015.

We provided MaloneBailey with a copy of the above disclosures and requested that MaloneBailey LLP provide us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with such disclosures. Such letter is attached hereto as Exhibit 16.1

(b)	Engagement of new independent registered public accounting firm.

On November 10, 2016, the Company engaged De Leon & Company P.A, as its independent registered accounting firm. Prior to such engagement, the Company had no consultations with De Leon & Company P.A. The decision to hire De Leon & Company P.A was approved by the Company’s Board of Directors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter from MaloneBailey, LLP

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creative Waste Solutions, Inc.

Date: November 11, 2016	By:	/s/ Jared Robinson
Jared Robinson
President and Director

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